UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 27, 2020

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market
Common Stock Purchase Warrants	SNGXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on September 16, 2020, Soligenix, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), at which stockholders approved and adopted an amendment to the Second Amended and Restated Certificate of Incorporation (“Charter Amendment”), which increased the number of authorized shares of Common Stock from 50,000,000 to 75,000,000. However, due to an inconsistency between the description of the discretionary voting authority of brokers, banks and other nominees with respect to the amendment proposal included in the Proxy Statement for the Annual Meeting and the treatment of the amendment proposal by Broadridge Financial Solutions, Inc., in an abundance of caution and to assure good corporate governance, the Company determined to seek stockholder ratification of the Charter Amendment.

As described below in Item 5.07, on November 27, 2020, the stockholders of Soligenix, Inc. (the “Company”) affirmed, ratified and approved the Charter Amendment.  The Charter Amendment became effective upon filing with the Secretary of State of the State of Delaware on December 3, 2020. A copy of the Charter Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 27, 2020, Soligenix, Inc. (the “Company”) held the continuation of a special meeting of stockholders (the “Meeting”) that initially was convened on November 23, 2020 for stockholders to vote on the following proposals: (i) to affirm, ratify and approve an amendment to the Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of Common Stock from 50,000,000 to 75,000,000 (“Proposal No. 1”); and (ii) to approve the grant of discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1 (“Proposal No. 2”).

As of November 2, 2020 (the “Record Date”), the record date for the Meeting, there were 29,847,288 shares of the Company’s Common Stock issued and outstanding and entitled to vote, with each share having one vote on each proposal. In order to conduct the business of the Meeting, the Company required the presence, in person or by proxy, of a quorum consisting of a majority of the issued and outstanding shares of Common Stock on the Record Date. A quorum was present at the Meeting.

The following items were voted upon at the Meeting:

(1)	To affirm, ratify and approve an amendment to the Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of Common Stock from 50,000,000 to 75,000,000:

Proposal No. 1, the proposal to affirm, ratify and approve the Charter Amendment, was approved, and the votes were as follows:

For	Against	Abstain
14,990,919	8,947,411	192,578

There were no broker non-votes on this proposal.

(2)	To approve the grant of discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1:

Proposal No. 2, the proposal to approve the grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1 was approved, and the votes were as follows:

For	Against	Abstain
18,279,557	5,499,930	351,421

There were no broker non-votes on this proposal.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

December 3, 2020	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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